UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020

Oaktree Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-223022	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Credit Agreement

On June 5, 2020, Oaktree Real Estate Income Trust, Inc. (the “Company”) entered into a line of credit (the “Credit Agreement”) with Oaktree Fund GP I, L.P. (“Lender”), an affiliate of the Company’s sponsor, Oaktree Capital Management, L.P. (“Oaktree”), providing for a discretionary, unsecured, uncommitted credit facility in a maximum aggregate principal amount of $125 million. The Credit Agreement expires on June 30, 2021, subject to one-year extension options requiring Lender approval. Borrowings under the Credit Agreement will bear interest at a rate of the then-current rate offered by a third-party lender, or, if no such rate is available, LIBOR plus 2.25%. Each advance under the Credit Agreement is repayable on the earliest of (i) Lender’s demand, (ii) the stated expiration of the Credit Agreement, and (iii) the date on which Oaktree Fund Advisors, LLC or an affiliate thereof no longer acts as the Company’s investment adviser; provided that the Company will have 180 days to make such repayment in the event of clauses (i) and (ii) and 45 days to make such repayment in the event of clause (iii). To the extent the Company has not repaid all loans and other obligations under the Credit Agreement after a repayment event has occurred, the Company is obligated to apply the net cash proceeds from its public offering and any sale or other disposition of assets to the repayment of such loans and other obligations; provided that the Company will be permitted to (x) make payments to fulfill any repurchase requests pursuant to its share repurchase plan, (y) use funds to close any acquisition of property which the Company committed to prior to receiving a demand notice and (z) make quarterly distributions to its stockholders at per share levels consistent with the immediately preceding fiscal quarter and as otherwise required for it to maintain its REIT status. The Credit Agreement also permits voluntary prepayment of principal and accrued interest without any penalty other than customary LIBOR breakage costs. The Credit Agreement contains customary events of default. As is customary in such financings, if an event of default occurs under the Credit Agreement, Lender may accelerate the repayment of amounts outstanding under the Credit Agreement and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

Update on May Rent and Interest Income Collections

Despite ongoing economic disruption, the Company collected over 93% of rent and interest income for May 2020 compared to 93% the prior month. Provided below is a further breakdown of key statistics and portfolio developments as of May 31, 2020.

Multifamily Property Investments

•	Percent leased: 91%

•	Rent collection: 95% for May vs. 94% the prior month

•	Payment plans: 3% of tenants

Office Property Investments

•	Percent leased: 88%

•	Rent collection: 89% for May vs. 89% the prior month, with 8% of the uncollected amount for May coming from a single tenant with who the Company is negotiating a temporary rent deferral plan

•	Weighted average remaining lease term: 5.1 years

•	Near-term rollover: all potential renewal activity has been resolved through 2020, and only 5% of total square footage expires in 2021

Real Estate-related Debt Investments

•	Interest income collection: 100% for March, April and May

•	Indebtedness secured by the Company’s real estate-related debt investments: none

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1	Uncommitted Unsecured Line of Credit, dated June 5, 2020, between the Company, as borrower, and Oaktree Fund GP I, L.P., as lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE REAL ESTATE INCOME TRUST, INC.

Date: June 8, 2020	By:	/s/ Jordan Mikes
	Name:	Jordan Mikes
	Title:	Chief Securities Counsel and Secretary